Exhibit 23.2

                [Dorsey & Whitney LLP Letterhead]

                        January 27, 1997


Inter-Regional Financial Group, Inc.
Dain Bosworth Plaza
60 South Sixth Street
Minneapolis, Minnesota  55402-4422

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Inter-Regional Financial Group, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration
Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of up to 18,300 shares of common stock of the Company, par value $.125 per share ("Common Stock"), of which all such shares will be sold from time to time by the Selling Stockholder named in the Registration Statement, on the New York Stock Exchange or otherwise, directly or through underwriters, brokers or dealers.

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholder pursuant to the Registration Statement have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.

     Our opinions expressed above are limited to the laws of the State of Minnesota and the Delaware General Corporation Law.

     We hereby  consent to  the filing  of  this  opinion  as  an exhibit to the Registration Statement and to the reference to our
firm  under   the  heading  "Legal  Matters"  in  the  Prospectus
constituting part of the Registration Statement.

                                   Very truly yours,

                                   Dorsey & Whitney LLP
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                                   Dorsey & Whitney LLP
RAR